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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K


                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported) January 6, 2004

                         OCEANEERING INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter)


          Delaware                       1-10945              95-2628227
(State or other jurisdiction           (Commission           (IRS Employer
     of incorporation)                 File Number)        Identification No.)


                11911 FM 529
                 Houston, TX                                     77041
  (Address of principal executive offices)                     (Zip Code)



        Registrant's telephone number, including area code (713) 329-4500



                                       N/A
          (Former name or former address, if changed since last report)

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ITEM 9.  REGULATION FD DISCLOSURE.


On January 6, 2004, we issued a press release entitled "Oceaneering Awarded Key Umbilical Contract."

The text of the press release is as follows:

OCEANEERING AWARDED KEY UMBILICAL CONTRACT

January 6, 2004 - Houston, Texas - Oceaneering International, Inc. (NYSE:OII) announced that Oceaneering Multiflex has been awarded a contract with a value in excess of $11 million by Santos Ltd (NASDAQ:STOSY) to provide thermoplastic umbilical for the Exeter and Mutineer fields offshore Western Australia. The development of these fields will be Santos' first offshore project as an operator.

The order is for six lengths of thermoplastic umbilical, totaling over 34 kilometers or 21 miles, to be delivered in the third quarter of 2004. The development concept for the Exeter and Mutineer fields is to have three lengths of umbilical for each field to be connected to an innovative combination of up to 14 down hole and mudline pumps. The umbilicals will provide the individual power supply to each of the pumps in addition to the fluid, chemical, and low power signal electrical services to the pumps and wells. Innovative umbilical design and manufacturing techniques are being used to ensure complete integrity in the particularly demanding seas.

John Huff, Chairman and CEO, stated, "The order from Santos highlights what has been an encouraging fourth quarter of new orders for Multiflex, increasing the backlog for our Subsea Products business from $17 million at the end of the third quarter to an estimated $35 to 40 million at year end. We feel confident that this upward trend in backlog for this business segment will continue throughout 2004. Furthermore, we anticipate the revenue and profit contribution from our product sales will increase substantially next year and be a major contributor to a growth in Oceaneering earnings."

Statements in this press release that express a belief, expectation or intention, as well as those that are not historical fact, are forward looking. The forward-looking statements in this press release include the statements concerning Oceaneering's estimated 2003 year-end subsea products backlog, continued growth in subsea products backlog throughout 2004, anticipated 2004 revenue and profit contribution increases from product sales, and expected growth in Oceaneering's 2004 earnings. These forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and are based on current information and expectations of Oceaneering that involve a number of risks, uncertainties, and assumptions. Among the factors that could cause the actual results to differ materially from those indicated in the forward-looking statements are: industry conditions; prices of crude oil and natural gas; Oceaneering's ability to obtain and the timing of new projects; and changes in competitive factors. Should one or more of these risks or uncertainties materialize, or should the assumptions underlying the forward-looking statements prove incorrect, actual outcomes could vary materially from those indicated. These and other risks are more fully described in Oceaneering's periodic filings with the Securities and Exchange Commission.

Oceaneering is an advanced applied technology company that provides engineered services and hardware to Customers who operate in marine, space, and other harsh environments. The Company's services and products are marketed worldwide to oil and gas companies, government agencies, and firms in the telecommunications, aerospace, and marine engineering and construction industries.

For further information, please contact Jack Jurkoshek, Manager Investor Relations, Oceaneering International, Inc., 11911 FM 529, Houston, Texas 77041; Telephone 713-329-4670; Fax 713-329-4653; www.oceaneering.com; E-Mail investorrelations@oceaneering.com.

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


OCEANEERING INTERNATIONAL, INC.




By:   /s/ MARVIN J. MIGURA                              Date: January 6, 2004
      ---------------------------------
      Marvin J. Migura
      Senior Vice President and
      Chief Financial Officer
      (Principal Financial Officer)